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                                                                    EXHIBIT 21.1

                             CYRK, INC. SUBSIDIARIES

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Name of Subsidiary                  Jurisdiction of Incorporation      Ownership
-----------------                   -----------------------------      ---------

Cyrk Europe Limited                 United Kingdom                     100% owned by Cyrk, Inc.
Cyrk.Com, Inc.                      Delaware                           100% owned by Cyrk, Inc.
Cyrk Far East, Inc.                 British Virgin Islands             100% owned by Cyrk, Inc.
Cyrk (H.K.) Limited                 Hong Kong                          100% owned by Cyrk Far East, Inc.
Cyrk Marketing Services, Inc.       Canada                             100% owned by Cyrk, Inc.
Cyrk/Tonkin Europe LTD              United Kingdom                     100% owned by Cyrk, Inc
Simon Marketing, Inc.               Delaware                           100% owned by Cyrk, Inc.
Simon Marketing (Hong Kong)
     Limited                        Hong Kong                          100% owned by Simon Marketing, Inc.
Simon Ventures, Inc.                California                         100% owned by Simon Marketing, Inc.
Simon Marketing Consulting
     (Canada) Limited               Canada                             100% owned by Simon Ventures, Inc.
Simon Marketing International
     GmbH                           Germany                            100% owned by Simon Ventures International LTD
Simon Marketing International
     Limited                        United Kingdom                     100% owned by Simon Marketing International GmbH
Simon Marketing International
     Services Limited               United Kingdom                     100% owned by Simon Ventures International LTD
Simon Marketing East Limited        Hong Kong                          100% owned by Simon Marketing (H.K.) LTD
Simon Ventures International        United Kingdom                     100% owned by Simon Ventures, Inc.
     Limited
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